CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share	$201,250,000	$20,266

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-196175

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 22, 2014)

7,000,000 Shares

6.50% Series D Cumulative Redeemable Preferred Shares

Hersha Hospitality Trust is offering 7,000,000 shares of its 6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, which we refer to in this prospectus supplement as the Series D Preferred Shares.

We will pay quarterly cumulative dividends, in arrears, on the Series D Preferred Shares from, and including, the date of original issue, payable on or about January 15th, April 15th, July 15th and October 15th of each year, when and as declared, beginning on July 15, 2016, at a yearly rate of 6.50% of the $25.00 liquidation preference, or $1.625 per Series D Preferred Share per year. The first dividend payment will be for less than a full quarter and will cover the period from, and including, May 31, 2016 to, but excluding, July 15, 2016. Generally, we may not redeem the Series D Preferred Shares until May 31, 2021. On and after, May 31, 2021, we may, at our option, redeem the Series D Preferred Shares, in whole or in part, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Series D Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. If we exercise any of our redemption rights, holders of the Series D Preferred Shares will not have the conversion rights described below. The Series D Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by holders of the Series D Preferred Shares.

Upon the occurrence of a Change of Control, each holder of the Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share or the equivalent value of the alternative consideration as described herein.

Holders of the Series D Preferred Shares will generally have no voting rights, except if we fail to pay dividends on any Series D Preferred Share for six or more quarterly periods (whether or not consecutive).

The Series D Preferred Shares rank pari passu with our 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, which we refer to in this prospectus supplement as the Series B Preferred Shares (NYSE: HT PRB), and our 6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, which we refer to in this prospectus supplement as the Series C Preferred Shares (NYSE: HT PRC).

To assist us in qualifying as a real estate investment trust, or REIT, for federal income tax purposes, among other purposes, under our declaration of trust, ownership of our Series D Preferred Shares by any person is generally limited to 9.9% of the aggregate number of outstanding Series D Preferred Shares.

We intend to file an application to list the Series D Preferred Shares on the New York Stock Exchange, or NYSE, under the symbol “HT PRD.” If this application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series D Preferred Shares.

The Series D Preferred Shares have not been rated and are subject to the risks associated with unrated securities.

Investing in the Series D Preferred Shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2015.

	Per Share	Total
Public offering price	$25.00	$175,000,000
Underwriting discount	$0.7875	$5,512,500
Proceeds, before expenses, to us	$24.2125	$169,487,500

The underwriters may also purchase up to an additional 1,050,000 Series D Preferred Shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Series D Preferred Shares will be ready for delivery on or about May 31, 2016.

Joint Book-Running Managers

Morgan Stanley
BofA Merrill Lynch
Raymond James
Wells Fargo Securities
Citigroup

Lead Manager

Baird

Co-Managers

FBR	Janney Montgomery Scott	JMP Securities
BBVA	Canaccord Genuity	PNC Capital Markets LLC

The date of this prospectus supplement is May 24, 2016.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Obtain More Information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from or additional to that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the document containing the incorporated information. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words, “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Such forward-looking statements relate to future events, our plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should specifically consider the various factors identified in this and other reports filed by us with the SEC, including, but not limited to those discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, that could cause actual results to differ. Statements regarding the following subjects are forward-looking by their nature:

•	our business or investment strategy;

•	our projected operating results;

•	our distribution policy;

•	our liquidity;

•	completion of any pending transactions;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition;

•	market trends; and

•	projected capital expenditures.

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Forward-looking statements are based on our beliefs, assumptions and expectations, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Readers should not place undue reliance on forward-looking statements. The following factors could cause actual results to vary from our forward-looking statements:

•	general volatility of the capital markets and the market price of our common shares;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry and the market in which we operate, interest rates, or the general economy;

•	the degree and nature of our competition;

•	financing risks, including the risk of leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance or extend the maturity of existing indebtedness;

•	levels of spending in the business, travel and leisure industries, as well as consumer confidence;

•	declines in occupancy, average daily rate and RevPAR and other hotel operating metrics;

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

•	increased interest rates and operating costs;

•	ability to complete development and redevelopment projects;

•	risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history, and dispositions of hotel properties;

•	availability of and our ability to retain qualified personnel;

•	our failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended;

•	environmental uncertainties and risks related to natural disasters;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors” and in other reports we file with the SEC from time to time.

These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

All forward-looking statements contained in this report are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus supplement and the accompanying prospectus, unless and until that information is updated and superseded by any information incorporated later. We incorporate by reference the documents listed below that we have filed, or will file, with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2016;

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 4, 2016 (but only with respect to Item 1.01), May 5, 2016, May 9, 2016 (but only with respect to Item 8.01), May 10, 2016 and May 24, 2016;

•	the information contained in our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2016 and specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the description of our Class A common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008;

•	the description of our Series B Preferred Shares contained in our Registration Statement on Form 8-A filed with the SEC on May 17, 2011;

•	the description of our Series C Preferred Shares contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2013; and

•	all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of this prospectus supplement to the date upon which the offering is terminated.

You may obtain copies of these filings (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus or any applicable prospectus supplement) at no cost, by requesting them from us by writing or telephoning us at: Hersha Hospitality Trust, 510 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106, Telephone: (215) 238-1046, Attention: Ashish R. Parikh, Chief Financial Officer.

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TRADE NAMES, LOGOS AND TRADEMARKS

All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement and the accompanying prospectus, as well as any document incorporated by reference in this prospectus supplement and the accompanying prospectus, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.

“Residence Inn by Marriott,” “Courtyard by Marriott,” “SpringHill Suites by Marriott,” “Fairfield Inn by Marriott,” “The Ritz-Carlton” and “TownePlace Suites by Marriott” are registered trademarks of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Hilton,” “Hilton Hotels,” “Hilton Garden Inn” and “Hampton Inn” are registered trademarks of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Hyatt” and “Hyatt House” are registered trademarks of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and/or its affiliates or subsidiaries, and/or their respective officers, directors, agents, employees, accountants and attorneys.

“Sheraton Hotels” is a registered trademark of Starwood Hotels & Resorts Worldwide, Inc. or one of its affiliates. All references below to “Starwood” mean Starwood Hotels & Resorts Worldwide, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Candlewood Suites,” “Holiday Inn,” “Holiday Inn Express” and “Holiday Inn Express Hotel and Suites” are registered trademarks of InterContinental Hotels Group or one of its affiliates. All references below to “InterContinental” mean InterContinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Comfort Inn” is a registered trademark of Choice Hotels International, Inc. or one of its affiliates. All references below to “Choice” mean Choice Hotels International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Hawthorn Suites by Wyndham” is a registered trademark of Wyndham Hotels and Resorts, LLC or one of its affiliates. All references below to “Wyndham” mean Wyndham Hotels and Resorts, LLC and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham is responsible for the content of this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham is involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by us of the securities covered by this prospectus supplement and the accompanying prospectus. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus supplement and the accompanying prospectus, and the grant by any of them of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham has assumed, and none shall have, any liability in connection with the offering of securities contemplated by this prospectus supplement and the accompanying prospectus.

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SUMMARY

The information below is a summary of the more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing the Series D Preferred Shares. You should carefully read the “Risk Factors” section beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2015 to determine whether an investment in the Series D Preferred Shares is appropriate for you.

Unless the context otherwise requires, references in this prospectus supplement to “our company,” “we,” “us” and “our” mean Hersha Hospitality Trust and its consolidated subsidiaries, including Hersha Hospitality Limited Partnership, which we refer to in this prospectus supplement as our “operating partnership”. Unless otherwise indicated, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 1,050,000 Series D Preferred Shares.

Hersha Hospitality Trust

We are a self-advised Maryland real estate investment trust that was organized in 1998 and completed our initial public offering in January of 1999. Our Class A common shares of beneficial interest, par value $0.01 per share (“common shares”), are traded on the New York Stock Exchange under the symbol “HT.” Our primary strategy is to continue to own and acquire high quality, upscale, mid-scale and extended-stay hotels in metropolitan markets with high barriers to entry and independent boutique hotels in markets with similar characteristics. We have operated and intend to continue to operate so as to qualify as a REIT for federal income tax purposes.

We aim to create value through our ability to source capital and identify high growth acquisition targets. We seek acquisition candidates located in markets with economic, demographic and supply dynamics favorable to hotel owners and operators. Through our due diligence process, we select those acquisition targets where we believe selective capital improvements and intensive management will increase the hotel’s ability to attract key demand segments, enhance hotel operations and increase long-term value. To drive sustainable shareholder value, we also seek to recycle capital from stabilized assets, as evidenced by our recently announced contribution and sale to our joint venture of seven hotel assets (see “—Recent Developments” below for more information) and our sales of non-core hotels in secondary and tertiary markets. Capital from these types of transactions is intended to be redeployed into high growth acquisitions and share buybacks.

As of March 31, 2016, we owned interests in 56 hotels in major urban gateway markets, including New York, Washington DC, Boston, Philadelphia, San Diego, Los Angeles and Miami, including 51 wholly-owned hotels and interests in five hotels owned through unconsolidated joint ventures. Our hotels operate under leading brands, owned by Marriott International, Inc. (“Marriott”), Hilton Worldwide, Inc. (“Hilton”), InterContinental Hotels Group (“IHG”), Hyatt Hotels Corporation (“Hyatt”) and Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”). In addition, some of our hotels operate as independent boutique hotels or with other brands.

We are structured as an umbrella partnership REIT, or UPREIT, and we own our hotels and our investments in joint ventures through our operating partnership, for which we serve as the sole general partner. As of March 31, 2016, we owned an approximate 94.4% partnership interest in our operating partnership, including all general partnership interest.

The majority of our wholly-owned hotels are managed by Hersha Hospitality Management, L.P. (“HHMLP”), a privately held, qualified management company owned by certain of our trustees and executive officers and other unaffiliated third party investors. Third party qualified management companies manage most of the hotels that we own through joint venture interests. We lease our wholly-owned hotels to 44 New England Management Company (“44 New England”), our wholly-owned taxable REIT subsidiary (“TRS”), or to a wholly owned subsidiary of 44 New England. Each of the hotels that we own through a joint venture investment is leased to another TRS that is owned by the respective joint venture or an entity owned in part by 44 New England.

Our main business office is located at 510 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106. Our website address is www.hersha.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

Recent Developments

Joint Venture

As previously announced, on April 29, 2016, we closed on the previously disclosed sale of seven premium limited service hotels located in Manhattan to a newly formed joint venture with Cindat Manhattan Hotel Portfolio (US) LLC, an affiliate of Cindat Capital Management Limited. The joint venture (the “Cindat JV”) is comprised of two entities: Cindat Hersha Owner JV LLC (“Owner JV”) and Cindat Hersha Lessee JV LLC. Owner JV, through its subsidiaries, acquired the following seven hotels: the Hampton Inn Herald Square, the Hampton Inn Chelsea, the Hampton Inn Times Square, the Holiday Inn Express Times Square, the Candlewood Suites Times Square, the Holiday Inn Wall Street and the Holiday Inn Express Water Street, collectively comprising 1,087 keys in the aggregate.

Series B Preferred Shares

Also as previously announced, on May 9, 2016, we announced that we will redeem all 4,600,000 of our Series B Preferred Shares, at a redemption price per Series B Preferred Share of $25.00 plus accrued and unpaid dividends per share to, but not including, the redemption date of June 8, 2016. We intend to use the net proceeds of this offering to finance such redemption of all of our outstanding Series B Preferred Shares. Such redemption is not contingent on the final terms and timing of the closing of this offering.

THE OFFERING

For a more complete description of the rights, preferences and other terms of the Series D Preferred Shares specified in the following summary, please see the information under the captions “Description of Series D Preferred Shares” in this prospectus supplement and “Description of Shares of Beneficial Interest” in the accompanying prospectus.

Issuer	Hersha Hospitality Trust

Securities Offered	7,000,000 Series D Preferred Shares (8,050,000 Series D Preferred Shares if the underwriters exercise their option to purchase additional Series D Preferred Shares in full). We reserve the right to reopen this series and issue additional Series D Preferred Shares either through public or private sales at any time.

Ranking	The Series D Preferred Shares will rank:

•	senior to all classes and series of our common shares and all equity securities issued by us ranking junior to such Series D Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up;

•	pari passu with our Series B Preferred Shares, our Series C Preferred Shares and any class or series of our equity securities the terms of which specifically provide that such class or series are of equal rank with the Series D Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up; and

•	junior to all our indebtedness and to all equity securities issued by us the terms of which specifically provide that such securities rank senior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up.

See “Description of Series D Cumulative Redeemable Preferred Shares—Ranking.”

Dividend Rate and Payment Dates	Cash dividends on the Series D Preferred Shares are cumulative from, and including, May 31, 2016, payable at the rate of 6.50% per year of the $25.00 liquidation preference per share (equivalent to a fixed annual amount of $1.625 per share), and payable quarterly in arrears on or about January 15th, April 15th, July 15th and October 15th of each year, beginning on July 15, 2016. The first dividend payment will be for less than a full quarter and will cover the period from, and including, May 31, 2016 to, but excluding, July 15, 2016. Dividends on the Series D Preferred Shares will accrue regardless of whether:

•	our agreements at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are authorized by our board of trustees or declared by us.

See “Description of Series D Cumulative Redeemable Preferred Shares—Dividends.”

Liquidation Preference	The liquidation preference for each Series D Preferred Share is $25.00, plus all accrued and unpaid dividends. See “Description of Series D Preferred Shares—Liquidation Preference.”

Optional Redemption	We may not redeem the Series D Preferred Shares prior to May 31, 2021, except as described below under “Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after May 31, 2021, the Series D Preferred Shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date. See “Description of Series D Preferred Shares—Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series D Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series D Preferred Shares (whether our optional redemption right or our special optional redemption right), holders of the Series D Preferred Shares will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts, or ADRs, representing such securities) listed on the NYSE, the NYSE MKT LLC, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights	Except as described below in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

Change of Control Rights	Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Share dividend payment and prior to the corresponding Series D Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and

•	2.87687 (i.e., the Share Cap), subject to certain adjustments, subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series D Preferred Shares will not have any right to convert the Series D Preferred Shares in connection with the Change of Control Conversion Right and any Series D Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series D Preferred Shares—Change of Control Rights.”

Maturity	The Series D Preferred Shares do not have any stated maturity date, and we are not required to redeem the Series D Preferred Shares. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or repurchase shares in the open market, in each case, at our option, subject to the restrictions on redemption described herein. We are not required to set aside funds to redeem the Series D Preferred Shares.

Voting Rights	Holders of the Series D Preferred Shares will generally have no voting rights. However, if we fail to pay dividends on any Series D Preferred Shares for six or more quarterly periods, whether or not consecutive, the number of trustees then constituting our board of trustees will be increased by two, if not already increased by reason of similar types of provisions with respect to another series of “parity preferred” (as defined below), and the holders of the Series D Preferred Shares (voting together with the holders of Series B Preferred Shares, the Series C Preferred Shares and all other series of our preferred shares, if any, upon which like voting rights have been conferred and are exercisable (taken together with the Series D Preferred Shares, the “parity preferred”)) will be entitled to vote for the election of two members to our board of trustees, if not already elected by the holders of parity preferred by reason of similar types of provisions with respect to preferred share trustees, until all dividends accumulated on the Series D Preferred Shares have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. So long as any Series D Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, amend, alter or repeal the provisions of our declaration of trust, including the articles supplementary creating the Series D Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof. See “Description of Series D Preferred Shares—Voting Rights.”

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, we will provide holders of Series D Preferred Shares, without cost, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). See “Description of Series D Preferred Shares—Information Rights.”

Restrictions on Ownership

Subject to certain exceptions, our amended and restated declaration of trust, or our declaration of trust, provides for an “Ownership Limit” (as defined in our declaration of trust) by a single “Person” (as defined in our declaration of trust) to 9.9% of the aggregate number of outstanding shares of each class or series of our common or preferred shares of beneficial interest (including the Series D Preferred Shares). See “Description of Series D Preferred Shares—Restrictions on Ownership and Transfer.”

Use of Proceeds	We estimate that the net proceeds to us from the sale of the Series D Preferred Shares offered hereby will be approximately $169.3 million, after deducting the underwriting discount and the estimated expenses of this offering payable by us. If the underwriters exercise their option to purchase additional Series D Preferred Shares in full, we estimate that our net proceeds will be approximately $194.7 million. We will contribute all of the net proceeds to our operating partnership in exchange for a preferred partnership interest in our operating partnership, the rights, preferences and privileges of which will be substantially equivalent to the terms of the Series D Preferred Shares. We intend to use the net proceeds of this offering to redeem all of our outstanding Series B Preferred Shares. Such redemption is not contingent on the final terms and timing of the closing of this offering. Any remaining net proceeds may be used for general corporate purposes, including future acquisitions. See “Use of Proceeds.”

Listing	We intend to apply to list the Series D Preferred Shares on the NYSE under the symbol “HT PRD.” If this application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series D Preferred Shares.

Risk Factors	Investing in our Series D Preferred Shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2015.

RISK FACTORS

Investing in the Series D Preferred Shares involves risk. Before making a decision to invest in the Series D Preferred Shares, you should carefully consider the risks described below as well as those described in “Risk Factors” beginning on page 2 of the accompanying prospectus and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

The Series D Preferred Shares have not been rated.

We have not sought to obtain a rating for the Series D Preferred Shares, and the Series D Preferred Shares may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series D Preferred Shares or that we may elect to obtain a rating of the Series D Preferred Shares in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series D Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series D Preferred Shares. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series D Preferred Shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series D Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series D Preferred Shares.

The Series D Preferred Shares do not have an established trading market, which may negatively affect the market value of, and your ability to transfer or sell, your shares.

The Series D Preferred Shares are a new issue of securities with no established trading market. Since the Series D Preferred Shares have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series D Preferred Shares on the NYSE, but we cannot assure you that the shares will be approved for listing. If approved, an active trading market on the NYSE for the Series D Preferred Shares may not develop or, even if it develops, may not continue, in which case the trading price of the shares could be adversely affected and your ability to transfer your Series D Preferred Shares would be limited. The trading price of the shares will depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and market conditions; and

•	our financial condition, performance and prospects.

For example, an increase in market interest rates may have a negative effect on the trading value of the Series D Preferred Shares. The underwriters are not obligated to make a market in the Series D Preferred Shares, and if they do, may discontinue market-making at any time without notice.

The Series D Preferred Shares are subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

The Series D Preferred Shares will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay dividends to preferred shareholders. As of March 31, 2016, our total indebtedness was approximately $1.27 billion. In addition, we may incur additional indebtedness in the future. Our board of trustees has the power under our declaration of trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, in one or more series of preferred shares. The issuance of additional preferred shares on parity with or senior to the Series D Preferred Shares may dilute the interests of the holders of the Series D Preferred Shares, and any issuance of preferred shares senior to the Series D Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series D Preferred Shares. Other than the limited conversion right afforded to holders of Series D Preferred Shares that may occur in connection with a Change of Control as described under “Description of the Series D Preferred Shares—Change of Control Rights” below, none of the provisions relating to the Series D Preferred Shares contain any provisions relating to or limiting our indebtedness or affording the holders of the Series D Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series D Preferred Shares, so long as the rights of the Series D Preferred shareholders are not materially and adversely affected.

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series D Preferred Shares may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control as described under “Description of Series D Preferred Shares—Change of Control Rights” below, holders of the Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of their Series D Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special option redemption right to redeem the Series D Preferred Shares. See “Description of the Series D Preferred Shares—Change of Control Rights” and “—Special Optional Redemption.”

Upon such a conversion, the holders of the Series D Preferred Shares will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series D Preferred Shares converted. If the Common Share Price is less than $8.69 (which is approximately 50% of the per-share closing sale price of our common shares on May 23, 2016), subject to adjustment, the holders of the Series D Preferred Shares will receive a maximum of 2.87687 of our common shares per Series D Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series D Preferred Shares.

In addition, those features of the Series D Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide the holders of our common shares and Series D Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

As a holder of Series D Preferred Shares, you have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Voting rights for holders of Series D Preferred Shares exist primarily with respect to the ability to elect two additional trustees to our board of trustees in the event that six quarterly dividends (whether or not consecutive) payable on the Series D Preferred Shares are in arrears, and with respect to voting on amendments to our declaration of trust or articles supplementary relating to the Series D Preferred Shares that materially and adversely affect the rights of holders of the Series D Preferred Shares or create additional classes or series of our shares that are senior to the Series D Preferred Shares. Other than the limited circumstances described in this prospectus supplement, holders of Series D Preferred Shares will not have any voting rights. See “Description of the Series D Preferred Shares—Voting Rights.”

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each of the last five fiscal years.

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Earnings	$4,016	$83,104	$111,177	$58,491	$45,724	$33,208
Combined fixed charges and preferred share dividends	$15,810	$57,913	$58,171	$56,866	$53,612	$46,137
Ratio of earnings to combined fixed charges and preferred share dividends	0.25	1.43	1.91	1.03	0.85	0.72

For the three months ended March 31, 2016 and the years ended December 31, 2012 and 2011, combined fixed charges and preferred share dividends exceeded earnings. The following table notes the amounts by which combined fixed charges and preferred share dividends exceeded earnings:

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Combined fixed charged and preferred share dividends in excess of earnings	$11,794	N/A	N/A	N/A	$7,888	$12,929

The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by the sum of fixed charges and dividends on preferred shares. “Earnings” consists of (i) pre-tax (loss) income from continuing operations before income (loss) from equity investees, (ii) interest expensed and amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) distributed income of equity investees. “Combined fixed charges and preferred share dividends” consists of (i) interest expensed and amortized premiums, discounts and capitalized expenses related to indebtedness, (ii) interest capitalized, and (iii) preferred share distributions.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Series D Preferred Shares offered hereby will be approximately $169.3 million, after deducting the underwriting discount and the estimated expenses of this offering payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $194.7 million.

As required by the partnership agreement of our operating partnership, we will contribute all of the net proceeds to our operating partnership in exchange for a preferred partnership interest in the operating partnership, the rights, preferences and privileges of which will be substantially equivalent to the terms of the Series D Preferred Shares.

We intend to use the net proceeds of this offering to redeem all of our outstanding Series B Preferred Shares. Such redemption is not contingent on the final terms and timing of the closing of this offering. In addition, we may use any remaining net proceeds of this offering for general corporate purposes, including future acquisitions.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2016: (i) on an actual basis; (ii) on a pro forma basis to give the effect of the Cindat JV described in “Recent Developments” above; and (iii) on an adjusted basis to give effect to the sale by us of 7,000,000 Series D Preferred Shares in this offering, after deducting the underwriting discount and the estimated expenses of this offering payable by us, and the expected use of the net proceeds from this offering as described under “Use of Proceeds.”

	As of March 31, 2016 (unaudited)
	Actual	Pro Forma	As Adjusted(1)
	(dollars in thousands)
Cash and Cash Equivalents	$23,677	$192,282	$246,570

Debt:
Line of Credit	178,550	—	—
Unsecured Term Loan	547,829	508,429	508,429
Unsecured Notes Payable	50,538	50,538	50,538
Mortgages Payable	495,604	495,604	495,604
Liabilities Related to Hotel Assets Held for Sale	55,203	—	—

Total Debt	1,327,724	1,054,571	1,054,571
Shareholders’ Equity:
8.000% Series B Preferred Shares, $0.01 par value, 4,600,000 shares authorized and 4,600,000 issued and outstanding (aggregate liquidation preference of $115,000) on an actual basis, and no shares issued and outstanding on an as adjusted basis(2)	46	46	—
6.875% Series C Preferred Shares, $0.01 par value, 3,000,000 shares authorized, 3,000,000 issued and outstanding (aggregate liquidation preference of $75,000) on an actual and as adjusted basis	30	30	30
6.500% Series D Preferred Shares, $0.01 par value, no shares authorized and no shares issued and outstanding on an actual basis and 8,050,000 shares authorized and 7,000,000 shares issued and outstanding (aggregate liquidation preference of $175,000) on an as adjusted basis	—	—	70
Class A Common Shares, $0.01 par value, 75,000,000(3) shares authorized and 44,363,524 shares issued and outstanding on an actual and as adjusted basis	443	443	443
Class B Common Shares, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—	—
Other Comprehensive Income	(703)	(703)	(703)
Additional Paid-in Capital	1,083,158	1,083,158	1,141,443
Distributions in Excess of Net Income	(432,017)	(301,386)	(301,386)

Total Shareholders’ Equity	650,957	781,588	839,897
Noncontrolling Interests:
Noncontrolling Interests—Common Units & LTIP Units	34,608	34,608	34,608
Noncontrolling Interests—Consolidated Variable Interest Entity	(1,922)	(1,922)	(1,922)

Total Noncontrolling Interests	32,686	32,686	32,686
Total Equity	683,643	814,274	872,583

Total Capitalization	$2,011,367	$1,868,845	$1,927,154

The information set forth above should be read in conjunction with the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

(1)	Does not include: (i) up to 1,050,000 Series D Preferred Shares that may be issued by us upon exercise of the underwriters’ option to purchase additional shares; (ii) up to 2,613,546 Class A common shares issuable upon redemption of outstanding limited partnership units and LTIP Units in our operating partnership; (iii) 786 Class A common shares issued and 1,301,975 Class A common shares repurchased subsequent to March 31, 2016; and (iv) up to 1,958,230 Class A common shares reserved for future issuance pursuant to our Amended and Restated 2012 Equity Incentive Plan.
(2)	On May 9, 2016, we announced the redemption of all 4,600,000 shares of our 8.00% Series B Preferred Shares, with a redemption date of June 8, 2016. The shares of our 8.00% Series B Preferred Shares will be redeemed at a redemption price of $25.3722 per share. Following the redemption, there will not be any shares of our 8.00% Series B Preferred Shares outstanding.
(3)	On May 10, 2016, we amended our Amended and Restated Declaration of Trust to decrease the aggregate number of authorized shares of Class A common shares from 300,000,000 to 75,000,000.

DESCRIPTION OF SERIES D PREFERRED SHARES

The following description of the Series D Preferred Shares supplements the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.

General

We currently are authorized to issue up to 29,000,000 preferred shares in one or more series. Each series will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of redemption as Maryland law may permit and our board of trustees may determine by adoption of applicable articles supplementary to our declaration of trust. Immediately prior to this offering, there were 4,600,000 Series B Preferred Shares issued and outstanding and 3,000,000 Series C Preferred Shares issued and outstanding.

This summary of the terms and provisions of the Series D Preferred Shares is not complete. Our board of trustees will adopt articles supplementary designating the terms of the Series D Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series D Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our board of trustees may authorize the issuance and sale of additional Series D Preferred Shares from time to time.

We intend to file an application to list the Series D Preferred Shares on the NYSE under the symbol “HT PRD.” If this application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series D Preferred Shares.

The transfer agent and registrar for the Series D Preferred Shares is expected to be American Stock Transfer & Trust Company, LLC, the transfer agent and registrar of our common shares, our Series B Preferred Shares and our Series C Preferred Shares.

Ranking

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series D Preferred Shares will rank:

•	senior to all classes and series of our common shares and to all equity securities issued by us ranking junior to such Series D Preferred Shares with respect to the payment of dividends and other amounts upon liquidation;

•	pari passu with our Series B Preferred Shares, our Series C Preferred Shares and any class or series of our equity securities, the terms of which specifically provide that such class or series are of equal rank with the Series D Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up; and

•	junior to all our indebtedness and to all equity securities issued by us, the terms of which specifically provide that such securities rank senior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up.

Dividends

Holders of Series D Preferred Shares will be entitled to receive, when and as authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.50% per year of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $1.625 per share. Dividends on the Series D Preferred Shares are payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year, and if such day is not a business day, the next succeeding business day, commencing on July 15, 2016. We refer to each of these dates as a “dividend payment date” in this prospectus supplement, and the period beginning on, and including, each dividend payment date and ending on, but excluding, the next succeeding dividend payment date is referred to as the “dividend period.”

The first dividend payment will be for less than a full quarter and will cover the period from, and including, May 31, 2016 to, but excluding, July 15, 2016. Such dividend and any dividend payable on the Series D Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends will be payable to holders of record as they appear in our records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable dividend payment date falls or on such other date designated by our board of trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date. We refer to each of these dates as a “dividend record date” in this prospectus supplement.

No dividends on Series D Preferred Shares may be declared by us or paid or set apart for payment by us if such declaration or payment is restricted or prohibited by law, or at any time at which one or more of our contractual agreements, including any agreement relating to our outstanding indebtedness:

•	prohibits the declaration, payment or setting apart for payment of dividends; or

•	provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder.

Notwithstanding the foregoing, dividends on the Series D Preferred Shares will accrue regardless of whether:

•	our agreements at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are declared.

Accrued but unpaid dividends on the Series D Preferred Shares will accumulate from, and including, the dividend payment date on which they first become payable. No dividends will be declared or paid or set apart for payment, and no distribution will be made, on any of our common shares or any other series of preferred shares ranking, as to dividends, on a parity with or junior to the Series D Preferred Shares, including our Series B Preferred Shares and Series C Preferred Shares, other than a dividend that consists of our common shares or shares of any other class of shares ranking junior to the Series D Preferred Shares as to dividends and upon liquidation, for any period unless full cumulative dividends on the Series D Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment for all past dividend periods.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) with respect to the Series D Preferred Shares and any other series of preferred shares ranking on a parity as to dividends with the Series D Preferred Shares, including the Series B Preferred Shares and the Series C Preferred Shares, all dividends declared upon the Series D Preferred Shares and such other series of preferred shares ranking on a parity as to dividends with the Series D Preferred Shares will be declared pro rata so that the amount of dividends declared per share of Series D Preferred Shares and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Shares and such other series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such other series of preferred shares do not have a cumulative dividend, which is not the case with respect to the Series B Preferred Shares and Series C Preferred Shares) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

Unless full cumulative dividends on the Series D Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods:

•	no dividends (other than in our common shares or other shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment;

•	no other distribution may be declared or made upon our common shares or any other shares of beneficial interest ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation, including the Series B Preferred Shares and the Series C Preferred Shares; and

•	no common shares or any other shares of beneficial interest ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation, including the Series B Preferred Shares and the Series C Preferred Shares, may be redeemed, purchased or otherwise acquired by us for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) (except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation, and except for our redemption, purchase or acquisition of “Shares-in-Trust” under our declaration of trust, which are intended to assist us in qualifying as a REIT for federal income tax purposes).

Holders of the Series D Preferred Shares will not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on the Series D Preferred Shares as provided above. Any dividend payment made on the Series D Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series D Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus all accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common shares or any other class or series of our shares of beneficial interest that ranks junior to the Series D Preferred Shares as to liquidation rights. Holders of Series D Preferred Shares will be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, holders of the Series D Preferred Shares will have no right or claim to any of our remaining assets.

In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series D Preferred Shares and the corresponding amounts payable on all other classes or series of our shares of beneficial interest ranking on a parity with the Series D Preferred Shares in the distribution of assets upon liquidation, including the Series B Preferred Shares and the Series C Preferred Shares, then the holders of the Series D Preferred Shares and all other such classes or series will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Our consolidation, conversion, combination or merger with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into us, the sale, lease or conveyance of all or substantially all of our assets, property or business or any statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Optional Redemption

The Series D Preferred Shares are not redeemable before May 31, 2021. However, the Series D Preferred Shares and any other of our shares of beneficial interest that are owned by a shareholder in excess of a specified ownership limit (rounded up to the nearest whole share) will automatically become “Shares-in-Trust” under our declaration of trust, which we will have the right to purchase from the holder. See “—Restrictions on Ownership and Transfer,” below.

On and after May 31, 2021, we, at our option upon not less than 30 nor more than 60 days’ prior written notice, may redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash by paying $25.00 per share, plus all accrued and unpaid dividends on such shares to the redemption date (except as provided below), without interest. Holders of Series D Preferred Shares to be redeemed must surrender the certificates for the Series D Preferred Shares (if any) at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender.

If notice of redemption of any Series D Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any Series D Preferred Shares called for redemption, then from and after the redemption date:

•	dividends will cease to accrue on the Series D Preferred Shares;

•	the Series D Preferred Shares will no longer be deemed outstanding; and

•	all rights of the holders of the Series D Preferred Shares will terminate, except the holder’s right to receive the redemption price and all accrued and unpaid dividends to the redemption date.

If less than all of the outstanding Series D Preferred Shares is to be redeemed, the Series D Preferred Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method we may choose.

Unless full cumulative dividends on all Series D Preferred Shares have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending on or prior to the date of any applicable redemption, purchase or acquisition, no Series D Preferred Shares may be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares (except by exchange for shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation). This requirement will not prevent the Series D Preferred Shares from becoming “Shares-in-Trust” under our declaration of trust or the purchase by us of Shares-in-Trust in order to assist us in qualifying as a REIT for federal income tax purposes.

Subject to applicable law, we may purchase Series D Preferred Shares or any other class or series of our shares of beneficial interest in the open market, by tender or by private agreement.

Notice of redemption will be mailed by us, postage prepaid, not less than 30 nor more than 60 days before the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of Series D Preferred Shares to be redeemed;

•	the place or places where certificates for the Series D Preferred Shares (if any) are to be surrendered for payment of the redemption price; and

•	that dividends on the Series D Preferred Shares to be redeemed will cease to accrue on such redemption date.

If less than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to the holder will also specify the number of shares to be redeemed.

Holders of the Series D Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series D Preferred Shares on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares that are called for redemption.

The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option and upon giving notice, (as described below) redeem the Series D Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date. If, prior to the Change of Control Conversion Date (as described below), we provide notice of redemption with respect to the Series D Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), holders of the Series D Preferred Shares will not have the conversion right described below under “—Change of Control Rights,” below.

A “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

We will mail to you, if you are a record holder of the Series D Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series D Preferred Shares to be redeemed;

•	the place or places where the certificates for the Series D Preferred Shares (if any) are to be surrendered for payment of the redemption price;

•	that the Series D Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of the Series D Preferred Shares to which the notice relates will not be able to tender such Series D Preferred Shares for conversion in connection with the Change of Control and each Series D Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and

•	that dividends on the Series D Preferred Shares to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the Series D Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series D Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series D Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series D Preferred Shares called for redemption, then from and after the redemption date, those Series D Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series D Preferred Shares will terminate. The holders of those Series D Preferred Shares will retain their right to receive the redemption price for their shares and all accrued and unpaid dividends to the redemption date.

Holders of the Series D Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series D Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series D Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares to be redeemed.

Change of Control Rights

Except as provided below in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date (as defined below), we provide notice of our election to redeem the Series D Preferred Shares as described above under “—Optional Redemption” or “—Special Optional Redemption,” to convert some or all of the Series D Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Share dividend payment and prior to the corresponding Series D Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”); and

•	2.87687 (i.e., the Share Cap).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares. The adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 20,138,090 common shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Shares will receive upon conversion of such Series D Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series D Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series D Preferred Shares. Instead, we will pay the cash value of such fractional shares based on the Common Share Price.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series D Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the Change of Control Conversion Date (as defined below);

•	the method and period for calculating the Common Share Price;

•	that if, prior to the Change of Control Conversion Date, we provide notice of our election to redeem all or any portion of the Series D Preferred Shares, holders of the Series D Preferred Shares will not be able to convert Series D Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series D Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that holders of the Series D Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Wall Street Journal, Business Wire, PR Newswire, Bloomberg Business News or such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to holders of the Series D Preferred Shares.

To exercise the Change of Control Conversion Right, the holder of Series D Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series D Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series D Preferred Shares to be converted; and

•	that the Series D Preferred Shares are to be converted pursuant to the applicable provisions of the Series D Preferred Shares.

The “Change of Control Conversion Date” is the date fixed by our board of trustees, in its sole discretion, as the date the Series D Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series D Preferred Shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Holders of Series D Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series D Preferred Shares;

•	if certificated Series D Preferred Shares have been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and

•	the number of Series D Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series D Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series D Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we provide notice of our election to redeem such Series D Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series D Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series D Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus all accrued and unpaid dividends thereon to the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series D Preferred Shares into our common shares. Notwithstanding any other provision of the Series D Preferred Shares, no holder of Series D Preferred Shares will be entitled to convert such Series D Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust and the articles supplementary setting forth the terms of the Series D Preferred Shares, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer,” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series D Preferred Shares may make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Voting Rights

Holders of the Series D Preferred Shares will not have any voting rights, except as set forth below.

Whenever we fail to pay dividends on any Series D Preferred Shares for six or more quarterly periods, whether or not consecutive, which we refer to in this prospectus supplement as a “preferred dividend default,” the number of trustees then constituting our board of trustees will be increased by two, if not already increased by reason of similar types of provisions with respect to another series of parity preferred, and holders of the Series D Preferred Shares (voting together as a single class with the holders of the Series B Preferred Shares, the Series C Preferred Shares and all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable) will be entitled to vote, if not already elected by the holders of parity preferred by reason of similar types of provisions with respect to preferred share trustees, for the election of a total of two members of our board of trustees, referred to in this prospectus supplement as “preferred trustees”:

•	at a special meeting of the shareholders called by the holders of record of at least 20% of the Series D Preferred Shares or the holders of 20% of any other series of such parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders); and

•	at each subsequent annual meeting until all dividends accrued on Series D Preferred Shares for all dividend periods ending on or prior to the date of any applicable annual meeting shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the Series D Preferred Shares shall have been declared and paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, the term of office of each preferred trustee so elected shall terminate.

Any preferred trustee may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Shares (voting together as a single class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred trustee may be filled by written consent of the preferred trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Shares when they have the voting rights described above (voting together as a single class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). The preferred trustees will each be entitled to one vote per trustee on any matter considered by the board.

So long as any Series D Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of our equity securities into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our declaration of trust, including the articles supplementary creating the Series D Preferred Shares, whether by merger, consolidation or otherwise (an “event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof, provided, however, with respect to the occurrence of any event set forth in the second bullet point above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof so long as the Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, or if we are not the surviving entity in any merger, consolidation or other event and the successor entity issues to holders of Series D Preferred Shares preferred shares with substantially identical rights, preferences, privileges and voting powers as the Series D Preferred Shares. Any increase in the amount of the authorized common shares or preferred shares or the creation or issuance of any other series of common shares or preferred shares, ranking on a parity with or junior to Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or any change to the number or classification of our trustees, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. In addition, any amendment to Article 7 of our declaration of trust, including the ownership limit, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the Series D Preferred Shares so long as after such amendment any single holder of the Series D Preferred Shares may maintain beneficial ownership of 9.9% of the outstanding Series D Preferred Shares and 9.9% of any other class or series of shares of beneficial interest without violating the ownership limit.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series D Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, we will:

•	transmit by mail or other permissible means under the Exchange Act to all holders of Series D Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required); and

•	within 15 days following written request, supply copies of such reports to any prospective holder of the Series D Preferred Shares.

We will mail (or otherwise provide) the reports to the holders of Series B Preferred Shares and the Series C Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership of the Series D Preferred Shares contained in our declaration of trust, please see the discussion contained in the accompanying prospectus under the heading “Restrictions on Ownership and Transfer.”

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the current material federal income tax consequences to our Company and to our shareholders generally resulting from the treatment of our Company as a REIT that you, as a holder of our Series D Preferred Shares, may consider relevant and is intended to supersede in its entirety the discussion under the heading “Federal Income Tax Consequences of our Status as a REIT” in the accompanying prospectus. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the description of law and the legal conclusions contained herein are correct in all material respects. Because this section is a summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. In addition, this section does not address the tax issues that may be relevant to certain types of holders of our Series D Preferred Shares that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders,” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders,” below);

•	U.S. expatriates;

•	persons who mark-to-market our Series D Preferred Shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our Series D Preferred Shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our Series D Preferred Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our Series D Preferred Shares through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our Series D Preferred Shares.

•	This summary assumes that holders of our Series D Preferred Shares hold our Series D Preferred Shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your tax advisor regarding the specific tax consequences to you of investing in our Series D Preferred Shares and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 1999. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2015, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2016 and in the future. You should be aware that Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the Internal Revenue Service (“IRS”) or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business; and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a subchapter C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition; and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, are subject to federal corporate income tax.

•	In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our declaration of trust restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements.

A corporation that is a “qualified REIT subsidiary” (i.e., a corporation that is 100% owned by a REIT and with respect to which no TRS election has been made) is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for federal income tax purposes generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly (a “subsidiary partnership”), will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “—Asset Tests,” below), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a TRS may not directly or indirectly operate or manage any lodging facility or health care facility or provide rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging facility or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility or qualified health care property located outside of the United States will not be considered to operate or manage such facility or property, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Additionally, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. Overall, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our assets may consist of shares or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We lease all of our hotels to TRSs. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to a wholly owned subsidiary of 44 New England. All of our hotels owned by joint ventures are leased (i) to joint ventures, in which we hold equity interests through a TRS, or (ii) to a TRS wholly owned or substantially owned by the joint venture. We have formed several TRSs in connection with the financing of certain of our hotels. Those TRSs generally own a 1% general partnership interest in the partnerships that own those hotels.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests for taxable years beginning after December 31, 2015, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined below in “—Hedging Transactions,” that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test, but not the 75% gross income test. Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain,” below. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

Pursuant to percentage leases, our TRS lessees lease the land, buildings, improvements, furnishings and equipment comprising our hotels, for five-year terms, with options to renew for terms of five years at the expiration of the initial lease term. The percentage leases with our TRS lessees provide that the lessees are obligated to pay (i) the greater of a minimum base rent or percentage rent and (ii) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room revenues and gross food and beverage revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly or quarterly.

In order for the base rent, percentage rent and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	we and the lessees intend for our relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the lessees have the right to the exclusive possession, use and quiet enjoyment of the hotels during the term of the percentage leases;

•	the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities, structural elements and capital improvements, and generally dictate how the hotels are operated, maintained and improved;

•	the lessees generally bear the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases;

•	the lessees benefit from any savings in the cost of operating the hotels during the term of the percentage leases;

•	the lessees generally have indemnified us against all liabilities imposed on us during the term of the percentage leases by reason of (i) injury to persons or damage to property occurring at the hotels, (ii) the lessees’ use, management, maintenance or repair of the hotels, (iii) any environmental liability caused by acts or grossly negligent failures to act of the lessees, (iv) taxes and assessments in respect of the hotels that are the obligations of the lessees or (v) any breach of the percentage leases or of any sublease of a hotel by the lessees;

•	the lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

•	the lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	we cannot use the hotels concurrently to provide significant services to entities unrelated to the lessees; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenue from the hotels that are established in the percentage leases, and we have represented that the percentages (i) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (ii) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”) other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We do not own any shares or any assets or net profits of any lessee directly or indirectly, other than our indirect ownership of our TRS lessees. We currently lease all of our hotels to TRS lessees, and intend to lease any hotels we acquire in the future to a TRS. Our declaration of trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant (other than a TRS). However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease lodging facilities from the related REIT as long as it does not directly or indirectly operate or manage any lodging facilities or provide rights to any brand name under which any lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside of the United States will not be considered to operate or manage such facility, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS will qualify as “rents from real property” as long as the property is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

We have formed several TRSs to lease our hotels. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to another TRS owned by our operating partnership. HHMLP, an “eligible independent contractor,” or other management companies that qualify as eligible independent contractors, manage those hotels. All of our hotels owned by joint ventures are leased (i) to the joint venture in which we hold our equity interest through a TRS, or (ii) to a TRS wholly owned or substantially owned by the joint venture. Those hotels are operated and managed by HHMLP or other hotel managers that qualify as “eligible independent contractors.” We have represented that, with respect to properties that we lease to our TRSs in the future, each such TRS will engage an “eligible independent contractor” to manage and operate the hotels leased by such TRS.

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render non-customary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because we do not perform any services other than customary ones for the lessees. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related hotels. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform non-customary services for the lessee of the property to the extent that the provision of such services would jeopardize our REIT status.

If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs (including as a result of a hotel management company engaged by our TRS lessees to operate our hotels failing to qualify as an eligible independent contractor) or (iii) we furnish non-customary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

From time to time, we have made mortgage loans in connection with the development of hotel properties. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, for taxable years beginning after December 31, 2015, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. We have made and will make mortgage loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.

We have also made mezzanine loans that are not secured by a direct interest in real property. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on this safe harbor. We have made and will make mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted tax bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted tax bases of all property of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted tax bases) in the current and two prior years did not exceed 10% or (v) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

We currently do not have any foreclosure property. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, with respect to taxable years beginning after December 31, 2015, a TRS.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means any of (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (iii) any transaction entered into after December 31, 2015 to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in each case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds;

•	government securities;

•	interests in real property, including leaseholds, options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgages on real property;

•	shares in other REITs and debt instruments issued by “publicly offered REITs”; and

•	investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non- TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our existing hotels are qualifying assets for purposes of the 75% asset test. Additionally, as described above, from time to time we have made mortgage and mezzanine loans. We believe that our investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of personal property securing a mortgage loan, which treat personal property as real property for purposes of the gross income tests so long as no more than 15% of the fair market value of the property securing a loan is personal property. Until additional guidance is issued, we intend to apply the safe harbor in Revenue Procedure 2014-51 without taking into account the legislative changes regarding the treatment of loans secured by both real property and personal property.

As described above under “—Income Tests,” our mezzanine loans typically do not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Although our mezzanine loans typically do not qualify for that safe harbor, we believe that our mezzanine loans should be treated either as qualifying assets for the 75% asset test or otherwise excluded from the definition of “securities” for purposes of the 10% value test. We have made, and will continue to make, mortgage and mezzanine loans in a manner that will enable us to continue to satisfy the REIT asset and gross income tests.

We intend to continue monitoring the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If at the end of any calendar quarter, we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure to otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

Further, with respect to our 2014 and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to “publicly offered REITs.” Thus, so long as we continue to qualify as a “publicly offered REIT,” the preferential dividend rule will not apply to our 2015 and subsequent taxable years.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or issue additional common or preferred shares or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our shares of beneficial interest. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares of beneficial interest as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares of beneficial interest. We have not paid, and currently do not intend to pay taxable dividends payable in cash and shares of beneficial interest.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to most domestic non-corporate shareholders would generally be taxable at reduced federal income tax rates of up to 20%. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a beneficial owner of our shares of beneficial interest that for federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes is the beneficial owner of our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that is the beneficial owner of our shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends.

Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxes at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic subchapter C corporations and certain qualified foreign corporations. In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our shareholders (see “—Taxation of Our Company,” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income, which is a maximum rate of 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable (i) to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses,” above. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s shares. Instead, such distribution will reduce the adjusted tax basis of such shares. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its shares, such shareholder will recognize long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are capital assets in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income, and therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset the income they derive from our shares. In addition, taxable distributions from us and gain from the disposition of our shares generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of most domestic non-corporate investors). We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Shareholders on the Disposition of our Shares

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A U.S. shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares

The Series D Preferred Shares are convertible into our common shares upon a change in control. See “Description of the Series D Preferred Shares Conversion Rights,” above. Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

Taxation of U.S. Shareholders on a Redemption of Preferred Shares

A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Shareholders on the Disposition of our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above “—Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed shareholder could have gain even if such shareholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed shareholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. However, the maximum tax rate on long-term capital gain applicable to most U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our Series D preferred shares.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either (i) one pension trust owns more than 25% of the value of our shares or (ii) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a beneficial owner of our shares of beneficial interest that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. WE URGE NON-U.S. SHAREHOLDERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”) as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to the holders of shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) (a) our shares are treated as being “regularly traded” on an established securities market in the United States, and (b) the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution or (ii) the non-U.S. shareholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. As a result, non-U.S. shareholders owning 10% or less of the applicable class of our shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. We believe that our Series D Preferred Shares will be regularly traded on an established securities market in the United States.

A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares. We cannot assure you that that test will be met. However, a non-U.S. shareholder that owned, actually or constructively, 10% or less of the applicable class of our shares at all times during a specified testing period will not incur tax under FIRPTA if the applicable class of our shares is “regularly traded” on an established securities market. Because we believe our Series D preferred shares will be regularly traded on an established securities market, we expect that a non-U.S. shareholder will not incur tax under FIRPTA with respect to any gain on the sale of those shares unless it owns, actually or constructively, more than 10% of the applicable class of our shares. If the gain on the sale of the shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Dispositions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. shareholder that is a corporation. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our shares.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding. Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2018, on proceeds from the sale of our Series D Preferred Shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. shareholders who own shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2018, on proceeds from the sale of our Series D Preferred Shares by U.S. shareholders who own our Series D Preferred Shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of Our Investments in Our Operating Partnership and the Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or a subchapter S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.

If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Income Tests” and “—Asset Tests” above. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements” above. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (a “built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated hotels in exchange for units in our operating partnership. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•	reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Income Tests” above. We do not presently intend, however, to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our Series D Preferred Shares.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a holder of our Series D Preferred Shares transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our Series D Preferred Shares.

UNDERWRITING

We have entered into an underwriting agreement with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of our Series D Preferred Shares set forth opposite its name below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	1,400,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	1,400,000
Raymond James & Associates, Inc.	1,400,000
Wells Fargo Securities, LLC	1,400,000
Citigroup Global Markets Inc.	700,000
Robert W. Baird & Co. Incorporated	280,000
FBR Capital Markets & Co.	70,000
Janney Montgomery Scott LLC	70,000
JMP Securities LLC	70,000
BBVA Securities Inc.	70,000
Canaccord Genuity Inc.	70,000
PNC Capital Markets LLC	70,000

Total	7,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all 7,000,000 of the Series D Preferred Shares sold under the underwriting agreement if any of these Series D Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series D Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series D Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Series D Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the underwriting discount we are to pay to the underwriters in connection with this offering. This amount is shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$25.00	$175,000,000	$201,250,000
Underwriting discount	$0.7875	$5,512,500	$6,339,375
Proceeds, before expenses, to us	$24.2125	$169,487,500	$194,910,625

The expenses of the offering, not including the underwriting discount, are estimated at $200,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,050,000 additional shares of Series D Preferred Shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed, subject to certain permitted exceptions, that we will not (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or securities convertible into or exchangeable or exercisable for Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or warrants or other rights to purchase or otherwise transfer the economic consequences of ownership of Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or any other securities of us or the operating partnership that are substantially similar to Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares, respectively, or (2) file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale by us or any of our affiliates of any Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or securities convertible into or exercisable or exchangeable for Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or other rights to purchase Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or any other securities of the Company or the Partnership that are substantially similar to Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares, respectively, for a period of 30 days after the date hereof, without the prior written consent of the representatives, except for the registration of the Series D Preferred Share and the sales to the underwriters pursuant to the underwriting agreement. The representatives, in their sole discretion, may permit early release of our Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares subject to the restrictions detailed above prior to the expiration of the 30-day lock up period and without public notice.

New York Stock Exchange Listing

We intend to file an application to list the Series D Preferred Shares on the NYSE under the symbol “HT PRD.” If this application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series D Preferred Shares.

Price Stabilization and Short Positions

Until the distribution of our Series D Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Series D Preferred Shares. However, the representatives may engage in transactions that stabilize the price of our Series D Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Series D Preferred Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Series D Preferred Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series D Preferred Shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing Series D Preferred Shares in the open market. In determining the source of Series D Preferred Shares to close out the covered short position, the underwriters will consider, among other things, the price of Series D Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Series D Preferred Shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing Series D Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Series D Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series D Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series D Preferred Shares or preventing or retarding a decline in the market price of our Series D Preferred Shares. As a result, the price of our Series D Preferred Shares may be higher than the price that might otherwise exist in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series D Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Notice to Prospective Investors in Canada

The Series D Preferred Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series D Preferred Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Banking affiliates of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated, Raymond James & Associates, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., BBVA Securities Inc. and PNC Capital Markets LLC are lenders under our senior unsecured term and revolving credit agreements with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC acting as joint lead arrangers and joint book running managers, and Citibank, N.A., an affiliate of Citigroup Global Markets Inc., acting as administrative agent.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect that delivery of the Series D Preferred Shares will be made to investors on May 31, 2016, which will be the fourth business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series D Preferred Shares on the date of this prospectus supplement or the next succeeding three business days will be required, by virtue of the fact that the Series D Preferred Shares initially settle in T+4, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series D Preferred Shares who wish to trade the Series D Preferred Shares prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP and, with respect to certain matters of Maryland law, Venable LLP. In addition, the summary of legal matters contained in the section of this prospectus supplement under the heading “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP.

EXPERTS

The consolidated financial statements and schedule of Hersha Hospitality Trust as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Priority Class A Common Shares

Preferred Shares

Depositary Shares

Warrants

Units

Hersha Hospitality Trust intends to offer and sell, from time to time, in one or more series or classes, the securities described in this prospectus. The securities may be offered separately or together in any combination and as separate series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement before deciding to invest in these securities.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “HT”. The closing sale price of our common shares on the NYSE on May 21, 2014, was $6.34 per share.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2014

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplements. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We are offering to sell only the securities described in this prospectus and the accompanying prospectus supplement only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document containing the incorporated information. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless the context otherwise requires, references in this prospectus and any prospectus supplement to: (i) “our company,” “we,” “us” and “our” mean Hersha Hospitality Trust and its subsidiaries, including Hersha Hospitality Limited Partnership, our operating partnership; (ii) “common shares” mean our Priority Class A common shares of beneficial interest, $0.01 par value per share; and (iii) “preferred shares” mean our preferred shares of beneficial interest, $0.01 par value per share.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus from the date we file that document, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below that we have filed, or will file, with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2014 and March 6, 2014;

•	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008 and any amendments or reports filed for the purpose of updating such description;

•	the description of our 8.00% Series B cumulative redeemable preferred shares of beneficial interest, or Series B preferred shares, contained in our Registration Statement on Form 8-A filed with the SEC on May 17, 2011 and any amendments or reports filed for the purpose of updating such description; and

•	the description of our 6.875% Series C cumulative redeemable preferred shares of beneficial interest, or Series C preferred shares, contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2013 and any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K. In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date upon which the offering of the securities covered by this prospectus is terminated will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents. You may obtain copies of these filings (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement) at no cost, by requesting them from us by writing or telephoning us at: Hersha Hospitality Trust, 501 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106, Telephone: (215) 238 1046, Attention: Ashish R. Parikh, Chief Financial Officer.

WHERE YOU CAN OBTAIN MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Copies of these documents may be available on our website at www.hersha.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “forecast,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. You should not place undue reliance on forward-looking statements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

•	general volatility of the capital markets and the market price of our securities;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry and the market in which we operate, interest rates, or the general economy;

•	the degree and nature of our competition;

•	financing risks, including the risk of leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance or extend the maturity of existing indebtedness;

•	levels of spending in the business, travel and leisure industries, as well as consumer confidence;

•	declines in occupancy, average daily rate and revenue per available room and other hotel operating metrics;

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

•	the degree and nature of our competition;

•	increased interest rates and operating costs;

•	risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history, and dispositions of hotel properties;

•	availability of and our ability to retain qualified personnel;

•	our failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code;

•	environmental uncertainties and risks related to natural disasters;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	the factors referenced or incorporated by reference in this prospectus and any prospectus supplement, as well as the factors described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

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All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

TRADE NAMES, LOGOS AND TRADEMARKS

All brand and trade names, logos or trademarks contained, or referred to, in this prospectus and any accompanying prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.

“Residence Inn by Marriott,” “Courtyard by Marriott,” “SpringHill Suites by Marriott,” “Fairfield Inn by Marriott” and “TownePlace Suites by Marriott” are registered trademarks of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Hilton,” “Hilton Hotels,” “Hilton Garden Inn” and “Hampton Inn” are registered trademarks of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Hyatt,” “Hyatt Place” and “Hyatt HouseTM” are registered trademarks of Hyatt Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Corporation and/or its affiliates or subsidiaries, and/or their respective officers, directors, agents, employees, accountants and attorneys.

“Sheraton Hotels” is a registered trademark of Starwood Hotels & Resorts Worldwide, Inc. or one of its affiliates. All references below to “Starwood” mean Starwood Hotels & Resorts Worldwide, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Candlewood Suites,” “Holiday Inn,” “Holiday Inn Express” and “Holiday Inn Express Hotel and Suites” are registered trademarks of InterContinental Hotels Group or one of its affiliates. All references below to “InterContinental” mean InterContinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Comfort Inn” is a registered trademark of Choice Hotels International, Inc. or one of its affiliates. All references below to “Choice” mean Choice Hotels International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

“Hawthorn Suites by Wyndham” is a registered trademark of Wyndham Hotels and Resorts, LLC or one of its affiliates. All references below to “Wyndham” mean Wyndham Hotels and Resorts, LLC and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham is responsible for the content of this prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus and any accompanying prospectus supplement, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham is involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by us of the securities covered by this prospectus and any accompanying prospectus supplement. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus and any accompanying prospectus supplement, and the grant by any of them of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham has assumed, and none shall have, any liability in connection with the offering of securities contemplated by this prospectus and any accompanying prospectus supplement.

THE COMPANY

Hersha Hospitality Trust is a self-advised Maryland real estate investment trust that was organized in 1998 and completed its initial public offering in January of 1999 Our common shares are traded on the NYSE under the symbol “HT”. Our Series B preferred shares are traded on the NYSE under the symbol “HT PRB”. Our Series C preferred shares are traded on the NYSE under the symbol “HT PRC”. We invest primarily in institutional grade hotels in major urban gateway markets including New York, Washington DC, Boston, Philadelphia, San Diego, Los Angeles and Miami. Our primary strategy is to continue to acquire high quality, upscale, mid-scale and extended-stay hotels in metropolitan markets with high barriers to entry in the markets with similar characteristics. We have operated and intend to continue to operate so as to qualify as a REIT for federal income tax purposes.

We own our hotels and our joint venture investments through our operating partnership, for which we serve as the sole general partner. Our hotels are managed by qualified independent management companies, including, among others, Hersha Hospitality Management, L.P., or HHMLP, a private management company owned by certain of our trustees, officers and other third party investors. We lease all of our wholly-owned hotels either to 44 New England Management Company, or 44 New England, our wholly-owned taxable REIT subsidiary, or TRS, or to a wholly owned subsidiary of 44 New England. Each of the hotels that we own through a joint venture investment is leased to another TRS that is owned by the respective joint venture or an entity owned in part by 44 New England.

Our principal executive office is located at 44 Hersha Drive, Harrisburg, Pennsylvania 17102. Our telephone number is (717) 236-4400.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. See “Incorporation of Certain Documents by Reference” and “Where You Can Obtain More Information” above.

We may change our distribution policy in the future.

In the past we have reduced the quarterly distribution paid to our shareholders, and we may reduce the quarterly distribution paid to our shareholders in the future. The decision to declare and pay distributions on our common shares in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of trustees and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred shares, the annual distribution requirements under the REIT provisions of the Code, state law and such other factors as our board of trustees deems relevant. Any change in our distribution policy could have a material adverse effect on the market price of our common shares.

The market price of our securities could be volatile and could decline, resulting in a substantial or complete loss of your investment in our securities.

The stock markets have experienced significant price and volume fluctuations. As a result, the market price of our securities could be similarly volatile, and investors in our securities may experience a decrease in the value of their investments, including decreases unrelated to our operating performance or prospects. The market price of our securities could be subject to wide fluctuations in response to a number of factors, including:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated differences in our operating results;

•	changes in our revenues or earnings estimates or recommendations by securities analysts;

•	publication of research reports about us or our industry by securities analysts;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculation in the press or investment community;

•	actions by institutional shareholders;

•	changes in accounting principles;

•	terrorist acts; and

•	general market conditions, including factors unrelated to our performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Future sales of our common shares or securities convertible into or exchangeable or exercisable for our common shares could depress the market price of our common shares.

We cannot predict whether future sales of our common shares or securities convertible into or exchangeable or exercisable for our common shares or the availability of these securities for resale in the open market will decrease the market price of our common shares. Sales of a substantial number of these securities in the public market, including sales upon the redemption of operating partnership units held by the limited partners of our operating partnership (other than us and our subsidiaries) or the perception that these sales might occur, may cause the market price of our common shares to decline and you could lose all or a portion of your investment.

Future issuances of our common shares or other securities convertible into or exchangeable or exercisable for our common shares, including, without limitation, operating partnership units in connection with property, portfolio or business acquisitions and issuances of equity-based awards to participants in our equity incentive plans, could have an adverse effect on the market price of our common shares. Future issuances of these securities also could adversely affect the terms upon which we obtain additional capital through the sale of equity securities. In addition, future sales or issuances of our common shares may be dilutive to existing shareholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends for the three months ended March 31, 2014 and for each of the last five fiscal years.

	Three Months Ended March 31, 2014		Year Ended December 31,
			2013	2012	2011	2010	2009
Ratio of earnings to combined fixed charges and preferred share dividends		*	1.03	*	*	*	*

*	For the three months ended March 31, 2014, combined fixed charges and preferred share dividends exceeded earnings by approximately $8.7 million. For the years ended December 31, 2012, 2011, 2010 and 2009, combined fixed charges and preferred share dividends exceeded earnings by approximately $7.9 million, approximately $12.9 million, approximately $17.5 million and approximately $37.5 million, respectively.

The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by the sum of fixed charges and preferred share dividends. For these purposes, earnings have been calculated by adding pre-tax income or loss from continuing operations (before income or loss from equity investees), fixed charges (excluding interest capitalized), amortization of capitalized interest, extraordinary items and preferred share dividends. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of line of credit fees and amortization of interest rate caps and swap agreements. Preferred share dividends consist of the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred shares.

USE OF PROCEEDS

We will contribute the net proceeds of any sale of securities pursuant to this prospectus to our operating partnership in exchange for additional operating partnership units. As will be more fully described in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general trust purposes, including, but not limited to, repaying existing indebtedness, acquiring or developing additional hotel properties, and renovating, expanding and improving our existing hotel properties.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following descriptions of the material terms of our shares of beneficial interest are only a summary and are subject to, and qualified in their entirety by reference to, Maryland law and our declaration of trust, including the applicable articles supplementary, and our amended and restated bylaws, or our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled “Description of Shares of Beneficial Interest,” references to “we,” “our,” “our company” and “us” refer only to Hersha Hospitality Trust and not to its subsidiaries or our operating partnership unless the context requires otherwise.

Overview

Our declaration of trust provides that we may issue up to 300,000,000 Priority Class A common shares of beneficial interest, $0.01 par value per share, 1,000,000 Class B common shares of beneficial interest, $0.01 par value per share, and 29,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which (i) 4,600,000 shares have been designated as 8.00% Series B cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, and (ii) 3,000,000 shares have been designated as 6.875% Series C cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share. As of the date of this prospectus, 200,624,864 Priority Class A common shares were issued and outstanding, no Class B common shares were issued and outstanding, 4,600,000 Series B preferred shares were issued and outstanding and 3,000,000 Series C preferred shares were issued and outstanding.

Our common shares currently trade on the NYSE under the symbol “HT”, our Series B preferred shares currently trade on the NYSE under symbol “HTPRB” and our Series C preferred shares currently trade on the NYSE under symbol “HTPRC”. The transfer agent for these shares is American Stock Transfer & Trust Company. Our common shares, our Series B preferred shares and our Series C preferred shares are subject to certain restrictions on ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT, among other purposes. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, which is referred to as the Maryland REIT Law, our declaration of trust authorizes our board of trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Maryland law and our declaration of trust provide that our shareholders are not personally liable for any of our debts, claims, demands, judgments or obligations solely by reason of their status as a shareholder.

Common Shares

The common shares being offered pursuant to this prospectus, upon issuance against full payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

Voting Rights of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided with respect to any class or series of our preferred shares, including our Series B preferred shares and our Series C preferred shares, only holders of our common shares possess voting rights. Our bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Under this standard, a majority of the votes cast means the number of votes cast for a trustee’s election exceeds the number of votes cast against that trustee’s election. Our bylaws provide for the election of trustees by a plurality of the votes cast at a meeting of shareholders at which a quorum is present if the number of nominees exceeds the number of trustees to be elected (a contested election).

Dividends, Liquidation and Other Rights

Holders of our common shares are entitled to receive dividends when authorized by our board of trustees and declared by us out of assets legally available for the payment of dividends, and the holders of common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of the holders of our outstanding Series B preferred shares and our outstanding Series C preferred shares, as well as the rights of the holders of any other series of our preferred shares that may be created in the future, and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

The holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any additional common shares. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

Preferred Shares

We may offer and sell preferred shares from time to time, in one or more series (including additional Series B preferred shares and additional Series C preferred shares), as authorized by our board of trustees. The preferred shares being offered by this prospectus, upon issuance against payment of the full purchase price, will be duly authorized, validly issued, fully paid and nonassessable. Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any class or series from time to time in one or more class or series, as authorized by our board of trustees. Prior to issuance of shares of each series, our board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restriction on ownership and transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise be in their best interest.

The prospectus supplement governing the offering of any preferred shares will describe the specific terms of such securities, including:

•	the title and stated value of the preferred shares;

•	the number of preferred shares offered and the offering price of the preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to the preferred shares;

•	the date from which dividends on the preferred shares will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of the preferred shares;

•	the redemption rights, including conditions and the redemption price(s), if applicable, of the preferred shares;

•	any listing of the preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of the preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for the preferred shares;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares;

•	a discussion of any additional federal income tax consequences applicable to the preferred shares; and

•	any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “Restrictions on Ownership and Transfer,” in each case as may be appropriate to preserve our status as a real estate investment trust.

The terms of any preferred shares we issue through this prospectus will be set forth in an articles supplementary or amendment to our declaration of trust. We will file the articles supplementary or amendment as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary or amendment to our declaration of trust for a complete description of all of the terms.

Rank

Unless otherwise indicated in the accompanying prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.

The term “equity securities” does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, and to the provisions of our declaration of trust regarding ownership of shares in excess of the ownership limitation described in “Restrictions on Ownership and Transfer,” holders of our preferred shares are entitled to receive dividends, when authorized by our board of trustees and declared by us out of assets legally available for payment of dividends.

Redemption

If we provide for a redemption right in a prospectus supplement relating to an offering of preferred shares, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our or the holder’s option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

Liquidation Preference

As to any preferred shares offered through this prospectus, the applicable prospectus supplement will provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares will receive, before any distribution or payment is made to the holders of any other class or series of shares ranking junior to those preferred shares with respect to rights upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all other preferred shares ranking on a parity with those preferred shares with respect to rights upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets will be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

Voting Rights

Unless otherwise indicated in the applicable supplement, holders of our preferred shares will not have any voting rights, except as may be required by the applicable rules and regulations of the NYSE or any other securities exchange on which the preferred shares are listed.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that class or series of preferred shares.

Series B Preferred Shares

The Series B preferred shares generally provide for the following rights, preferences and obligations:

•	Dividend Rights. The Series B preferred shares accrue a cumulative cash dividend at an annual rate of 8.00% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $2.00 per share per year.

•	Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series B preferred shares will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of payment, before any payment or distribution will be made or set aside for holders of any junior shares, including our common shares.

•	Redemption Provisions. The Series B preferred shares are not redeemable prior to May 18, 2016, except in certain limited circumstances. On and after May 18, 2016, the Series B preferred shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time upon not less than 30 days’ nor more than 60 days’ written notice, at a redemption price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption, except in certain limited circumstances. The Series B preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

•	Voting Rights. Holders of Series B preferred shares generally have no voting rights. Whenever dividends on any Series B preferred shares shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series B preferred shares (voting separately as a class with the holders of all other series of preferred shares ranking on a parity with the Series B preferred shares as to dividends or upon liquidation, including the Series C preferred shares, (“Series B Parity Preferred”), upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees at a special meeting of the shareholders called by the holders of record of at least 20% of the Series B preferred shares or the holders of 20% of any other series of Series B Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series B preferred shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series B preferred shares that would be materially adverse to the rights of holders of Series B preferred shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series B preferred shares voting separately as a class.

•	Conversion and Preemptive Rights. Except in connection with certain changes in control of our company, the Series B preferred shares are not convertible or exchangeable for any of our other securities or property, and holders of our Series B preferred shares have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series B preferred shares, see our Registration Statement on Form 8-A filed with the SEC on May 17, 2011. See “Where You Can Obtain More Information.”

Series C Preferred Shares

The Series C preferred shares generally provide for the following rights, preferences and obligations:

•	Dividend Rights. The Series C preferred shares accrue a cumulative cash dividend at an annual rate of 6.875% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $1.71875 per share per year.

•

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series C preferred shares will be entitled to receive a liquidation preference of

$25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of payment, before any payment or distribution will be made or set aside for holders of any junior shares, including our common shares.

•	Redemption Provisions. The Series C preferred shares are not redeemable prior to March 6, 2018, except in certain limited circumstances. On and after March 6, 2018, the Series C preferred shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time upon not less than 30 days’ nor more than 60 days’ written notice, at a redemption price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption, except in certain limited circumstances. The Series C preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

•	Voting Rights. Holders of Series C preferred shares generally have no voting rights. Whenever dividends on any Series C preferred shares shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of trustees then constituting the Board of Trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Parity Preferred (as defined below), and the holders of Series C preferred shares (voting together as a single class with the holders of all other series of preferred shares ranking on a parity with the Series C preferred shares as to dividends or upon liquidation, including the Series B preferred shares (“Series C Parity Preferred”), upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees, if not already elected by the holders of Parity Preferred by reason of similar types of provisions with respect to preferred share trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series C preferred shares or the holders of 20% of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series C preferred shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series C preferred shares that would be materially adverse to the rights of holders of Series C preferred shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series C preferred shares voting separately as a single class.

•	Conversion and Preemptive Rights. Except in connection with certain changes in control of our company, the Series C preferred shares are not convertible or exchangeable for any of our other securities or property, and holders of our Series C preferred shares have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series C preferred shares, see our Registration Statement on Form 8-A filed with the SEC on March 1, 2013. See “Where You Can Obtain More Information.”

Classification or Reclassification of Common Shares or Preferred Shares

Our declaration of trust authorizes our board of trustees to classify or reclassify any unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of beneficial interest.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full preferred shares. Each depositary share will represent ownership and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, redemption, liquidation and voting rights). We will specify the applicable fraction in a prospectus supplement governing the offering of any depositary shares. We will deposit with a depositary named in a prospectus supplement governing the offering of any depositary shares the preferred shares represented by the depositary shares, under a deposit agreement, among us, the depositary and the holders from time to time of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Dividends and Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by the holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If a distribution is other than in cash, the depositary will distribute property it receives to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by the holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to the holders.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the prospectus supplement.

Redemption

If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the corresponding number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 90 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.

Voting Rights

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that record holder’s depositary shares. The depositary will, to the extent practicable, vote the preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts. The depositary will not be responsible for any failure to carry out any instruction to vote so long as any such action or inaction is in good faith and does not result from negligence or willful misconduct of the depositary.

Conversion Rights

If we specify in a prospectus supplement governing any depositary shares that the depositary shares are convertible into our common shares or any of our other securities or property, the holders of depositary receipts may surrender them to the depositary with written instructions to instruct us to cause the conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole shares of common shares or other shares of our preferred shares. Upon receipt of such instructions and any amounts payable related to the conversion, we will cause the conversion of the depositary shares using the same procedures as those provided for delivery of preferred shares to effect the conversion. If the depositary shares evidenced by depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. We will not issue fractional shares of our common shares upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

We and the depositary may agree from time to time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement between us and the depositary. However, the holders of at least a majority of the depositary shares then outstanding must approve any amendment that materially and adversely alters the rights of those holders (other than any change in fees). No amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing the depositary shares with instructions to the depositary to deliver to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

We will be permitted to terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if (i) the termination is necessary to preserve our qualification as a REIT under the Code or (ii) a majority of each series of preferred shares affected by the termination consents to it, at which time the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by each holder, that number of whole or fractional preferred shares as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by such depositary with respect to those depositary receipts. We will agree that if we terminate the deposit agreement to preserve our qualification as a REIT under the Code, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares under the agreement have been redeemed, (ii) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of Hersha Hospitality Trust and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares or (iii) each preferred share has been converted into shares of Hersha Hospitality Trust not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, the redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges specified in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by such depositary receipt if the charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications it receives from us in its capacity as the holder of preferred shares. Neither we nor the depositary assumes any obligation, nor will we be subject to any liability under the deposit agreement, to holders of depositary receipts other than for either of our negligence or willful misconduct. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our respective control in performing our respective obligations under the deposit agreement. Ours and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and we, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Any successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Restrictions on Ownership and Transfer

In order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any depositary shares. The prospectus supplement related to the offering of any depositary shares will specify any additional ownership limitation relating to the warrants being offered thereby. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.

The agent for warrants will act solely for us in connection with warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of federal income tax consequences applicable to the warrants; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

DESCRIPTION OF UNITS

We may issue units consisting of one or more common shares, preferred shares, depositary shares, warrants or any combination of such securities.

The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common shares, preferred shares, depositary shares or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units;

•	if appropriate, a discussion of federal income tax consequences applicable to the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

Our declaration of trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number of outstanding common shares of any class or series of common shares or the number of outstanding preferred shares of any class or series of preferred shares, in each case considered separately on a class-by-class or series-by-series basis, or the ownership limit. For this purpose, a person includes a “group” and a “beneficial owner” as those terms are used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any transfer of common or preferred shares that would result in any person owning, directly or indirectly, common or preferred shares in excess of the ownership limitation, result in the common and preferred shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), result in our being “closely held” within the meaning of Section 856(h) of the Code, or cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of our or our operating partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such common or preferred shares, subject to certain limited exceptions described below.

Subject to certain exceptions described below, any common shares or preferred shares the purported transfer of which would result in a violation of any of the limitations described above will be designated as “shares-in-trust” and transferred automatically to a trust effective on the day before the purported transfer of such common shares or preferred shares. The record holder of the common or preferred shares that are designated as shares-in-trust will be required to submit such number of common shares or preferred shares to us for registration in the name of the trust. The trustee will be designated by us, but will not be affiliated with us. The beneficiary of a trust will be one or more charitable organizations that are named by us.

Shares-in-trust will remain issued and outstanding common shares or preferred shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trust, as record holder of shares-in-trust, will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

The prohibited owner with respect to shares-in-trust will be required to repay to the record holder the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares became shares-in-trust. The prohibited owner generally will receive from the record holder following the sale or other disposition of such shares-in-trust the lesser of (i) the price per share such prohibited owner paid for the common shares or preferred shares that were designated as shares-in-trust (or, in the case of a gift or devise, the market price (as defined in our declaration of trust) per share on the date of such transfer), and (ii) the price per share received by the record holder from the sale of such shares-in-trust. Any amounts received by the record holder in excess of the amounts to be paid to the prohibited owner will be distributed to the beneficiary.

The shares-in-trust will be deemed to have been offered for sale to us, or its designee, at a price per share equal to the lesser of the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price per share on the date of such transfer), or the market price per share on the date that we, or our designee, accepts such offer. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust, or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

Any person who acquires or attempts to acquire common or preferred shares in violation of the foregoing restrictions, or any person who owned common or preferred shares that were transferred to a trust, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding common and preferred shares must, within 30 days after December 31 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of common and preferred shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.

The ownership limitation generally does not apply to the acquisition of common or preferred shares by an underwriter that participates in a public offering of such shares.

In addition, the board of trustees, upon receipt of advice of counsel or other evidence satisfactory to the board of trustees, in its sole and absolute discretion, may exempt a person from the ownership limitation under certain circumstances.

The foregoing restrictions continue to apply until the board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and such action is approved by the affirmative vote of two-thirds of the shares entitled to vote on such matter.

All certificates evidencing common or preferred shares bear a legend referring to the restrictions described above.

The restrictions on ownership and transfer described above could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR DECLARATION OF TRUST AND BYLAWS

The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws. Copies of our declaration of trust and our bylaws are incorporated by reference as exhibits to this registration statement.

Classification of Our Board of Trustees

In accordance with our declaration of trust, our bylaws provide that the number of our trustees may be established by our board of trustees but may not be fewer than three nor more than nine. The trustees may increase or decrease the number of trustees by a vote of at least 80% of the members of our board of trustees, provided that the number of trustees shall never be less than the number required by Maryland law and that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Except as may be provided by our board of trustees in setting the terms of any class or series of preferred shares, any vacancy, including a vacancy created by an increase in the number of trustees, will be filled at a regular or special meeting of our board of trustees called for that purpose, by a majority of the remaining trustees or, if no trustees remain, by a plurality of the votes cast by our shareholders at an annual or special meeting of our shareholders at which a quorum is present. Any individual appointed or elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred.

Pursuant to our declaration of trust, our board of trustees is divided into two classes of trustees. Trustees of each class are chosen for two-year terms and each year one class of trustees will be elected by the shareholders. We believe that classification of our board of trustees helps to assure the continuity and stability of our business strategies and policies as determined by the trustees. Holders of common shares have no right to cumulative voting in the election of trustees.

The classification of our board of trustees could have the effect of making the replacement of incumbent trustees more time consuming and difficult. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control in us or other transaction that might involve a premium price for holders of common shares that might be in the best interests of the shareholders.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of one or more class or series of preferred shares, a trustee may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares; or

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if our board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder.

After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•	two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by our board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has adopted a resolution exempting any business combination to which we are a party. As a result, any person may be able to enter into a business combination with us that may not be in the best interest of our shareholders, without compliance by us with the supermajority vote requirements and other provisions of the statute. There is no assurance that our board of trustees will not amend, alter or repeal this resolution in the future.

The provisions of the business combination statute could delay, deter or prevent a change of control or other transaction in which holders of our equity securities might receive a premium for their shares above then-current market prices or which such shareholders otherwise might believe to be in their best interests.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” has no voting rights with respect to those shares unless approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or by trustees who are employees of the Maryland real estate investment trust are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of a Maryland real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the Maryland real estate investment trust may present the question at any shareholders meeting.

If voting rights are not approved at the shareholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the Maryland real estate investment trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our declaration of trust or bylaws.

Our bylaws contain a provision exempting from the control share acquisition act any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Extraordinary Actions, Amendment of Declaration of Trust

Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge, convert, consolidate or terminate unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a different percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in its declaration of trust. In accordance with Maryland REIT Law, our declaration of trust allows our merger or consolidation or sale or disposition of all or substantially all of our assets if our board of trustees declares such action advisable and if a majority of shareholders entitled to vote on the matter approves the action. Our declaration of trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to:

•	our intentional disqualification as a REIT or revocation of our election to be taxed as a REIT (which requires the affirmative vote of at least two-thirds of the number of common shares entitled to vote on such matter at a meeting of our shareholders);

•	the election of trustees (which requires in an uncontested election a majority of all the votes cast at a meeting of our shareholders at which a quorum is present);

•	the removal of trustees (which requires the affirmative vote of the holders of at least two-thirds of our outstanding voting shares);

•	the amendment or repeal of certain designated sections of our declaration of trust (which require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on such matters);

•	the amendment of our declaration of trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in our declaration of trust that require the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter); and

•	our termination (which requires the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter).

Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by a majority vote of the trustees. As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

Amendment to Our Bylaws

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, provided that certain amendments to our bylaws requires that affirmative vote of at least 80% of the members of our board of trustees, including a majority of the independent trustees, or the affirmative vote of not less than two-thirds of shareholders entitled to vote thereon.

Limitation of Liability and Indemnification

Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustees or others that was material to the cause of action adjudicated.

Our declaration of trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. Our bylaws and Maryland law require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. Our declaration of trust permits us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours, and our bylaws permit us to indemnify and advance expenses to any employee or agent of ours.

Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith or

•	was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Term and Termination

Our declaration of trust provides that we have perpetual existence, unless terminated. See “—Extraordinary Actions, Amendment of Declaration of Trust” for more information.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held in May of each year or at a date and time as determined by our board of trustees in accordance with our bylaws. Special meetings of shareholders may be called only by the chairman of our board of trustees, our chief executive officer or one-third of the trustees then in office. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	by a shareholder who was a shareholder of record at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made pursuant to our notice of meeting only:

•	by or at the direction of our board of trustees;

•	by shareholders at a special meeting requested by shareholders in accordance with our bylaws; or

•	provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although the bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Subtitle 8

Maryland law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board of two classes, (2) require the affirmative vote of the shareholders entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, (3) vest in the board the exclusive power to fix the number of trusteeships, (4) require that a vacancy on the board be filled only by any remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred (unless no trustees remain) and (5) require, unless called by the chairman of our board of trustees, our chief executive officer or one-third of the board of trustees then in office, the request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by our shareholders.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination provisions and, if the applicable exemption in our bylaws is rescinded, the control share acquisition provisions applicable under Maryland law, the provisions of our declaration of trust on classification of our board of trustees, removal of trustees, restrictions on the ownership and transfer of shares of beneficial interest and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or otherwise be in their best interest.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the current material federal income tax consequences to our Company and to our shareholders generally resulting from the treatment of our Company as a REIT that you, as a holder of our securities, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the description of the law and the legal conclusions contained herein are correct in all material respects. Because this section is a summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. In addition, this section does not address the tax issues that may be relevant to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our securities through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our capital shares.

•	This summary assumes that holders of our securities hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your tax advisor regarding the specific tax consequences to you of investing in our securities of beneficial interest and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 1999. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2013, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2014 and in the future. You should be aware that Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the Internal Revenue Service, or IRS, or any court, and speaks of the date issued. In addition, Hunton & Williams LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (a “foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business; and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a subchapter C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition; and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, are subject to federal corporate income tax.

•	In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our declaration of trust restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements.

A corporation that is a “qualified REIT subsidiary” (i.e., a corporation that is 100% owned by a REIT and with respect to which no TRS election has been made) is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly (a “subsidiary partnership”), will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a TRS may not directly or indirectly operate or manage any lodging facility or health care facility or provide rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging facility or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility or qualified health care property located outside of the United States will not be considered to operate or manage such facility or property, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Additionally, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We lease all of our hotels to TRSs. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to a wholly owned subsidiary of 44 New England. All of our hotels owned by joint ventures are leased (i) to joint ventures, in which we hold equity interests through a TRS, or (ii) to a TRS wholly owned or substantially owned by the joint venture. We have formed several TRSs in connection with the financing of certain of our hotels. Those TRSs generally own a 1% general partnership interest in the partnerships that own those hotels.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test, but not the 75% gross income test. Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

Pursuant to percentage leases, our TRS lessees lease the land, buildings, improvements, furnishings and equipment comprising our hotels, for five-year terms, with options to renew for terms of five years at the expiration of the initial lease term. The percentage leases with our TRS lessees provide that the lessees are obligated to pay (i) the greater of a minimum base rent or percentage rent and (ii) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room revenues and gross food and beverage revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly or quarterly.

In order for the base rent, percentage rent and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	we and the lessees intend for our relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the lessees have the right to the exclusive possession, use and quiet enjoyment of the hotels during the term of the percentage leases;

•	the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities, structural elements and capital improvements, and generally dictate how the hotels are operated, maintained and improved;

•	the lessees generally bear the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases;

•	the lessees benefit from any savings in the cost of operating the hotels during the term of the percentage leases;

•	the lessees generally have indemnified us against all liabilities imposed on us during the term of the percentage leases by reason of (i) injury to persons or damage to property occurring at the hotels, (ii) the lessees’ use, management, maintenance or repair of the hotels, (iii) any environmental liability caused by acts or grossly negligent failures to act of the lessees, (iv) taxes and assessments in respect of the hotels that are the obligations of the lessees or (v) any breach of the percentage leases or of any sublease of a hotel by the lessees;

•	the lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

•	the lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	we cannot use the hotels concurrently to provide significant services to entities unrelated to the lessees; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenue from the hotels that are established in the percentage leases, and we have represented that the percentages (i) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (ii) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”) other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We do not own any shares or any assets or net profits of any lessee directly or indirectly, other than our indirect ownership of our TRS lessees. We currently lease all of our hotels to TRS lessees, and intend to lease any hotels we acquire in the future to a TRS. Our declaration of trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant (other than a TRS). However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease lodging facilities from the related REIT as long as it does not directly or indirectly operate or manage any lodging facilities or provide rights to any brand name under which any lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside of the United States will not be considered to operate or manage such facility, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS will qualify as “rents from real property” as long as the property is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

We have formed several TRSs to lease our hotels. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to another TRS owned by our operating partnership. HHMLP, an “eligible independent contractor,” or other management companies that qualify as eligible independent contractors, manage those hotels. All of our hotels owned by joint ventures are leased (i) to the joint venture in which we hold our equity interest through a TRS, or (ii) to a TRS wholly owned or substantially owned by the joint venture. Those hotels are operated and managed by HHMLP or other hotel managers that qualify as “eligible independent contractors.” We have represented that, with respect to properties that we lease to our TRSs in the future, each such TRS will engage an “eligible independent contractor” to manage and operate the hotels leased by such TRS.

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render non-customary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because we do not perform any services other than customary ones for the lessees. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related hotels. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform non-customary services for the lessee of the property to the extent that the provision of such services would jeopardize our REIT status.

If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs (including as a result of a hotel management company engaged by our TRS lessees to operate our hotels failing to qualify as an eligible independent contractor) or (iii) we furnish non-customary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

From time to time, we have made mortgage loans in connection with the development of hotel properties. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, recently issued IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. We have made and will make mortgage loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.

We have also made mezzanine loans that are not secured by a direct interest in real property. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on this safe harbor. We have made and will make mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (iii) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

We have no foreclosure property as of the date of this prospectus. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” is excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in each case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	shares in other REITs; and

•	investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 25% of the value of our total assets (or, prior to our 2009 taxable year, 20% of the value of our total assets) may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non- TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our existing hotels are qualifying assets for purposes of the 75% asset test. Additionally, as described above, from time to time we have made mortgage and mezzanine loans. We believe that our investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not clear how to determine what portion of such a loan will be treated as a real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan on the date the REIT commits to originate or acquire the loan or (ii) the fair market value of the loan. As described above under “—Income Tests,” our mezzanine loans typically do not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Although our mezzanine loans typically do not qualify for that safe harbor, we believe that our mezzanine loans should be treated either as qualifying assets for the 75% asset test or otherwise excluded from the definition of “securities” for purposes of the 10% value test. We have made, and will continue to make, mortgage and mezzanine loans in a manner that will enable us to continue to satisfy the REIT asset and gross income tests.

We intend to continue monitoring the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If at the end of any calendar quarter, we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure to otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or issue additional common or preferred shares or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our shares of beneficial interest. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares of beneficial interest as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares of beneficial interest. We have not paid, and currently do not intend to pay taxable dividends payable in cash and shares of beneficial interest.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to most domestic non-corporate shareholders would generally be taxable at reduced federal income tax rates of up to 20%. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our shares of beneficial interest that for federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes is the beneficial owner of our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that is the beneficial owner of our shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends.

Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxes at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic subchapter C corporations and certain qualified foreign corporations. In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our shareholders (see “—Taxation of Our Company”), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income, which is a maximum rate of 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable (i) to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s shares. Instead, such distribution will reduce the adjusted tax basis of such shares. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its shares, such shareholder will recognize long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are capital assets in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income, and therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset the income they derive from our shares. In addition, taxable distributions from us and gain from the disposition of our shares generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of most domestic non-corporate investors). We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Shareholders on the Disposition of our Shares

In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A U.S. shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares

Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

Taxation of U.S. Shareholders on a Redemption of Preferred Shares

A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Shareholders on the Disposition of Our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above “—Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed shareholder could have gain even if such shareholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed shareholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. However, the maximum tax rate on long-term capital gain applicable to most U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. Trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our securities.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either (i) one pension trust owns more than 25% of the value of our shares or (ii) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a beneficial owner of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. WE URGE NON-U.S. SHAREHOLDERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”) as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to the holders of shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) our shares are treated as being “regularly traded” on an established securities market in the United States, and (ii) the non-U.S. shareholder did not own more than 5% of the applicable class of our shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders owning 5% or less of the applicable class of our shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. We believe that our common shares, our Series B preferred shares and our Series C preferred shares, are regularly traded on an established securities market in the United States.

A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares. We cannot assure you that that test will be met. However, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the applicable class of our shares at all times during a specified testing period will not incur tax under FIRPTA if the applicable class of our shares is “regularly traded” on an established securities market. Because we believe our common shares, our Series B preferred shares and our Series C preferred shares are regularly traded on an established securities market, we expect that a non-U.S. shareholder will not incur tax under FIRPTA with respect to any gain on the sale of those shares unless it owns, actually or constructively, more than 5% of the applicable class of our shares. If the gain on the sale of the shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Dispositions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. shareholder that is a corporation. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2016, on proceeds from the sale of our common shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. shareholders who own shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2016, on proceeds from the sale of our common shares by U.S. shareholders who own our common shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their nonforeign status to us. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of Our Investments in Our Operating Partnership and the Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or a subchapter S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.

If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (a “built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated hotels in exchange for units in our operating partnership. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•	reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Income Tests.” We do not presently intend, however, to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a holder of our securities transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters or dealers for resale to the public or to investors;

•	directly to agents;

•	directly to investors;

•	through a combination of any of these methods of sale; or

•	in any manner, as provided in the accompanying prospectus supplement.

We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

•	block trades in which the broker or dealer attempts to sell as agent, but may position and resell a portion of the block, as principal, in order to facilitate the transaction;

•	underwritten offerings;

•	purchases by a broker or dealer, as principal, and resale by the broker or dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	any combination of these methods of sale; or

•	any other legal method.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

•	loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the terms of the securities offered;

•	any option under which underwriters or agents may purchase or place additional securities;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common shares on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Institutional Purchasers

We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.

Trading Markets and Listing of Securities

Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, our Series B preferred shares or our Series C preferred shares. Each of our common shares, our Series B preferred shares and our Series C preferred shares is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities covered by this prospectus has been passed upon for us by Venable LLP. In addition, the summary of legal matters contained in the section of this prospectus under the heading “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Hunton & Williams LLP.

EXPERTS

The consolidated financial statements and schedule of Hersha Hospitality Trust as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

7,000,000 Shares

Series D Preferred Shares

PROSPECTUS SUPPLEMENT

Morgan Stanley

BofA Merrill Lynch

Raymond James

Wells Fargo Securities

Citigroup

Baird

FBR

Janney Montgomery Scott

JMP Securities

BBVA

Canaccord Genuity

PNC Capital Markets LLC

May 24, 2016